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                              METTLER-TOLEDO, INC.
            (successor by merger to MT Acquisition Corp.), as Issuer

                                       and

                          METTLER-TOLEDO HOLDING INC.,
                                as Note Guarantor


                    9 3/4% Senior Subordinated Notes due 2006

                ------------------------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of October 16, 1997

                ------------------------------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK,


                                                 Trustee


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            Supplementing the Indenture dated as of October 15, 1996,
                       as supplemented and amended by the
            First Supplemental Indenture dated as of October 15, 1996

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                          SECOND SUPPLEMENTAL INDENTURE

                  SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture"), dated as of October 16, 1997, by and among METTLER-TOLEDO, INC. (successor by merger to MT Acquisition Corp.), as Issuer, METTLER-TOLEDO HOLDING INC., as Note Guarantor, and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation (the "Trustee").


                                   WITNESSETH:

                  WHEREAS, the Issuer, the Note Guarantor and the Trustee have entered into an Indenture dated as of October 15, 1996, as supplemented and amended by a First Supplemental Indenture dated as of October 15, 1996 (as so supplemented and amended, the "Indenture"), pursuant to which Indenture the Issuer has issued and the Note Guarantor has guaranteed certain 9 3/4% Senior Subordinated Notes due 2006 (the "Securities"); and

                  WHEREAS, the Issuer and the Note Guarantor desire to execute and deliver this Second Supplemental Indenture in accordance with the provisions of the Indenture for purposes of eliminating certain covenants of the Issuer, modifying the provision restricting mergers and asset transfers by the Issuers, modifying the events of default provision and making certain conforming and other changes; and

                  WHEREAS, the execution and delivery of this Second Supplemental Indenture by the Issuer and the Note Guarantor have been duly authorized by the Issuer and the Note Guarantor; and

                  WHEREAS, the execution and delivery of this Second Supplemental Indenture by the Issuer, the Note Guarantor and the Trustee have been consented to by the Holders of a majority in principal amount of the Securities in accordance with Section 9.02 of the Indenture; and

                  WHEREAS, all the conditions and requirements necessary to make this Second Supplemental Indenture, when duly executed and delivered, a valid and binding agreement of the Issuer and the Note Guarantor in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Note Guarantor and the Trustee hereby agree as follows:


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                                   ARTICLE ONE

                             DEFINITIONS AND EFFECT

                  Section 1.01 Incorporation of Previous Documents. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

                  Section 1.02 Definitions. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

                  Section 1.03 Effect of Second Supplemental Indenture. From and after the execution and delivery of this Second Supplemental Indenture, the Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken and construed as one and the same instrument.

                                   ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE

                  Section 2.01 Effectiveness. This Second Supplemental Indenture shall take effect immediately upon its execution and delivery by the Trustee and the Issuers in accordance with the provisions of Article 9 of the Indenture; provided, however, that the provisions of Sections 2.02, 2.03, and 2.04 of this Second Supplemental Indenture shall not become effective unless and until the Issuer delivers an Officer's Certificate to the Trustee substantially in the form attached hereto as Exhibit A (the "Condition"). Simultaneously with satisfaction of the Condition, without any further action whatsoever, the provisions of Section 2.02, 2.03 and 2.04 of this Second Supplemental Indenture shall become effective for all purposes.

                  Section 2.02 Amendments to Article 4 of the Indenture. Article 4 of the Indenture is amended by deleting Sections 4.03, 4.04, 4.05, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20 in their entirety and replacing such Sections respectively, with the following:

                           "Section 4.03   Corporate Existence

                           [intentionally omitted]";

                           "Section 4.04   Payment of Taxes and Other Claims.

                           [intentionally omitted]";


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                           "Section 4.05   Maintenance of Properties.

                           [intentionally omitted]";

                           "Section 4.08   Limitation on Indebtedness.

                           [intentionally omitted]";

                           "Section 4.09   Limitation on Restricted Payments

                           [intentionally omitted]";

                           "Section 4.10   Limitation on Transactions with
Affiliates

                           [intentionally omitted]";

                           "Section 4.11   Limitation on Certain Liens

                           [intentionally omitted]";


                           "Section 4.12   Limitation on Certain Guarantees.

                           [intentionally omitted]";

                           "Section 4.13   Certain Future Note Guarantors.

                           [intentionally omitted]";

                           "Section 4.15   Limitation on the Sale or Issuance
of Preferred Stock of Restricted Subsidiaries.

                           [intentionally omitted]";

                           "Section 4.16   Limitation on Dividend and Other
Payment Restrictions Affecting Restricted Subsidiaries.

                           [intentionally omitted]";

                           "Section 4.17   Restriction on Transfer of Assets
to Subsidiaries.

                           [intentionally omitted]";

                           "Section 4.18   Limitation on Disposition of
Proceeds of Asset Sales.

                           [intentionally omitted]";


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                           "Section 4.19   Change of Control.

                           [intentionally omitted]"; and

                           "Section 4.20   Reporting Requirements.

                           [intentionally omitted]".


                  Section 2.03 Amendments to Article 5 of the Indenture. Section
5.01 of the Indenture is amended by deleting clause (a)(ii)(y) in its entirety and replacing such clause with the following:

                  "(y)     [intentionally omitted]".

                  Section 2.04 Amendments to Article 6 of the Indenture. Section
6.01 of the Indenture is amended by deleting clauses (iii), (v), (vi) and (vii) in their entirety and replacing such clauses with the following.

                  "(iii)   [intentionally omitted]";

                  "(v)     [intentionally omitted]";

                  "(vi)    [intentionally omitted]"; and

                  "(vii)   [intentionally omitted]".

                                  ARTICLE THREE

                                   THE TRUSTEE

                  Section 3.01 Acceptance by Trustee. The Trustee hereby accepts the amendments to the Indenture effected by this Second Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions in the Indenture and in this Second Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture, for the due execution hereof by the Issuer and the Note Guarantor or for or in respect of the recitals contained herein, all of which recitals are made by the Issuer and the Note Guarantor solely.


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                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

                  Section 4.01 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Second Supplemental Indenture and the Indenture.

                  Section 4.02 Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

                  Section 4.03 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  Section 4.04 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  Section 4.05 Successors and Assigns. All covenants and agreements of the Issuer and the Note Guarantor in this Second Supplemental Indenture shall bind each of the Issuer's and the Note Guarantor's respective successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this Second Supplemental Indenture shall bind its successor and assigns, whether so expressed or not.

                  Section 4.06 Severability Clause. In case any provision of this Second Supplemental Indenture should be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 4.07 Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as amended (the "TIA") that is required under the TIA to be a part of and govern this Second Supplemental Indenture, the latter provision shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provisions of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or to be excluded, as the case may be.


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                  IN WITNESS WHEREOF, each of the Issuer, the Note Guarantor and the Trustee has caused this Second Supplemental Indenture to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.


                                              METTLER-TOLEDO, INC.
                                              (successor by merger to
                                                MT Acquisition Corp.)

                                              By: /s/ William P. Donnelly
                                                  ____________________________
                                                  Name: William P. Donnelly
                                                  Title:Chief Financial Officer

                                              METTLER-TOLEDO HOLDING INC.

                                              By: /s/ William P. Donnelly
                                                  ____________________________
                                                  Name: William P. Donnelly
                                                  Title:Chief Financial Officer

                                              UNITED STATES TRUST COMPANY
                                                 Of New York, as Trustee

                                              By: /s/ Patricia Stermer
                                                  ____________________________
                                                  Name: Patricia Stermer
                                                  Title:Assistant Vice President


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